Exhibit 10.1

MINDSPEED TECHNOLOGIES, INC.

2013 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Mindspeed Technologies, Inc. 2013 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Performance Share Grant (the “Notice of Grant”) and Terms and Conditions of Performance Share Grant, attached hereto as Exhibit A (together, this “Award Agreement”).

NOTICE OF PERFORMANCE SHARE GRANT

Participant:

Award:

Participant has been granted the right to receive an Award of Performance Shares, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Date:

Number of Performance Shares:

Performance Period:	Three years (subject to Section 1(c) of Exhibit A (the “Performance Period”)). Upon the completion of the Performance Period and subject to Section 1(c) of Exhibit A, any unearned Performance Shares will terminate.

Performance Matrix:	The number of Performance Shares in which Participant may vest in accordance with the Vesting Schedule will depend upon the Company’s stock price during the Performance Period (the “Performance Goal”) and will be determined in accordance with Section 1 of Exhibit A.

Vesting Schedule:	Subject to Section 1(c) of Exhibit A and the terms of the Plan, Participant will vest in his or her Calculated Performance Shares (as defined below) on the first anniversary of the Grant Date (the “First Vesting Date”), the second anniversary of the Grant Date (the “Second Vesting Date”) or the third anniversary of the Grant Date (the “Third Vesting Date”), or, if the First Performance Goal or Second Performance Goal is achieved after the First Vesting Date or Second Vesting Date, respectively, Participant will vest in his or her Calculated Performance Shares on the day the applicable Performance Goal is achieved.

Acceptance:

By accepting this Award Agreement and not notifying the Company that Participant is declining this Award, Participant acknowledges and agrees that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement and further agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.

EXHIBIT A

TERMS AND CONDITIONS OF PERFORMANCE SHARE GRANT

1. Grant.

(a) The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) under the Plan an Award of Performance Shares, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 21(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

(b) The number of Performance Shares in which Participant may vest in accordance with the Vesting Schedule set forth in the Notice of Grant will depend upon the Company’s stock price during the Performance Period and Participant continuously serving as a Service Provider through the applicable vesting date. The actual number of Performance Shares that will be eligible to vest on the First Vesting Date, Second Vesting Date and Third Vesting Date, or, if the First Performance Goal or Second Performance Goal is achieved after the First Vesting Date or Second Vesting Date, respectively, on the day the applicable Performance Goal is achieved, will be determined as follows:

i. If at any time prior to the First Vesting Date, the Fair Market Value of the Company’s common stock is greater than or equal to $6.00 per share for twenty (20) consecutive market trading days (the “First Performance Goal”), then the number of Performance Shares that will be eligible to vest (the “Calculated Performance Shares”) on the First Vesting Date will equal 33.3% of the number of Performance Shares granted pursuant to this Award. If the First Performance Goal is not achieved prior to the First Vesting Date, and if at any time following the First Vesting Date but prior to the end of the Performance Period the First Performance Goal is achieved, then 33.3% of the number of Performance Shares granted pursuant to this Award will be Calculated Performance Shares and will immediately vest.

ii. If at any time prior to the Second Vesting Date, the Fair Market Value of the Company’s common stock is greater than or equal to $8.00 per share for twenty (20) consecutive market trading days (the “Second Performance Goal”), then the number of Calculated Performance Shares eligible to vest on the Second Vesting Date will equal 33.3% of the number of Performance Shares granted pursuant to this Award. If the Second Performance Goal is not achieved prior to the Second Vesting Date, and if at any time following the Second Vesting Date but prior to the end of the Performance Period the Second Performance Goal is achieved, then 33.3% of the number of Performance Shares granted pursuant to this Award will be Calculated Performance Shares and will immediately vest.

iii. If at any time prior to the Third Vesting Date, the Fair Market Value of the Company’s common stock is greater than or equal to $10.00 per share for twenty (20) consecutive market trading days, then the number of Calculated Performance Shares eligible to vest on the Third Vesting Date will equal 33.4% of the number of Performance Shares granted pursuant to this Award.

(c) In the event of a Change in Control: (i) the Performance Period will be deemed to end immediately prior to the closing of the Change in Control (the “Closing”); (ii) the number of Performance Shares that will be considered Calculated Performance Shares will be calculated immediately prior to the Closing based on the per share consideration payable in connection with the Change in Control (the “Change in Control Price”) as set forth below; (iii) all Calculated Performance Shares will fully vest upon the Closing (notwithstanding that the Closing may occur prior to the First Vesting Date, Second Vesting Date or Third Vesting Date); and (iv) to the extent that any Performance Shares are not determined to be Calculated Performance Shares in accordance with this Section 1(c), such Performance Shares will terminate on the Closing. For purposes of clarity, to the extent any Performance Shares terminate in accordance with this Section 1(c), such Performance Shares shall not be deemed to have not been assumed in accordance with Section 16(c) of the Plan. If the Change in Control Price is greater than or equal to $6.00 but less than $8.00, then 33.3% of the Performance Shares will be considered Calculated Performance Shares, provided that if such Performance Shares were considered Calculated Performance Shares prior to the Closing, no additional Performance Shares will be considered Calculated Performance Shares. If the Change in Control Price is greater than or equal to $8.00 but less than $10.00, then 66.6% of the Performance Shares will be considered Calculated Performance Shares, provided that if such Calculated Performance Shares (or a portion of such Calculated Performance Shares) were considered Calculated Performance Shares prior to the Closing, then the number of Performance Shares that will be considered Calculated Performance Shares as a result of the Change in Control will be reduced by the number of Performance Shares that were considered Calculated Performance Shares prior to the Closing. If the Change in Control Price is greater than or equal to $10.00, then 100% of the Performance Shares will be considered Calculated Performance Shares, provided that if such Calculated Performance Shares (or a portion of such Calculated Performance Shares) were considered Calculated Performance Shares prior to the Closing, then the number of Performance Shares that will be considered Calculated Performance Shares as a result of the Change in Control will be reduced by the number of Performance Shares that were considered Calculated Performance Shares prior to the Closing. For purposes of clarity, if the Change in Control Price is less than $6.00, then none of the Performance Shares will be considered Calculated Performance Shares.

2. Company’s Obligation to Pay. Each Performance Share represents the right to receive a Share on the date it vests. Unless and until the Performance Shares will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Performance Shares that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7.

3. Vesting Schedule. Except as provided in Sections 1(c) and 4, and subject to Section 5, the Performance Shares awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Performance Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant has been continuously a Service Provider from the Grant Date until the date such vesting occurs.

4. Section 409A. The payment of Shares shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Performance Shares is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if: (a) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider; and (b) the payment of such accelerated Performance Shares will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Performance Shares will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Performance Shares will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Performance Shares provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Performance Shares that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no Shares will be issued or delivered to Participant, unless and until satisfactory arrangements (as determined by the Administrator) have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by: (a) paying cash;

(b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld; (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld; or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant and, until determined otherwise by the Company, this will be the method by which such tax withholding obligations are satisfied. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Performance Shares otherwise are scheduled to vest pursuant to Sections 3 or 4 or tax withholding obligations related to Performance Shares otherwise are due, Participant will permanently forfeit such Performance Shares and any right to receive Shares thereunder and the Performance Shares will be returned to the Company at no cost to the Company.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PERFORMANCE SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PERFORMANCE SHARES OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660, or at such other address as the Company may hereafter designate in writing.

11. Transferability. Except to the limited extent provided in Section 6, the unvested Performance Shares subject to this Award and the rights and privileges conferred hereby may not be sold, pledged, assigned, hypothecated, transferred or disposed of by Participant other than: (a) by will or by the laws of descent and distribution; (b) by gift to members of Participant’s immediate family in exchange for no value; or (c) to a trust established for the benefit of one or more members of Participant’s immediate family in exchange for no value. For purposes of the Plan and this Award Agreement, “immediate family” means Participant’s spouse and natural, adopted or step-children or grandchildren. Notwithstanding any transfer of any Performance Shares subject to this Award or portion thereof, such transferred Performance Shares will continue to be subject to the Plan and this Award Agreement as were applicable to Participant immediately prior to the transfer, as if such Performance Shares had not been transferred.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Performance Shares awarded under the Plan or future Performance Shares that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

17. Agreement Severable. In the event that any provision in this Award Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

18. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A, or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Performance Shares.

19. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Performance Shares under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

20. Governing Law. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Performance Shares or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Orange County, California, or the federal courts for the United States for the Central District of California, and no other courts, where this Award of Performance Shares is made and/or to be performed.